Exhibit m(ii) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K
                                  EXHIBIT A
                                      TO
                             THE HUNTINGTON FUNDS
                              DISTRIBUTION PLAN
  AS AMENDED AND RESTATED April 26, 2000, December 1, 2001, August 1, 2002,
     October 31, 2002, March 27, 2003, April 30, 2003, and April 30, 2004

      The following classes of shares ("Classes") of The Huntington Funds (the "Trust") (as defined under the Plan) shall participate in the Plan effective as of the dates set forth below:
                                                      FEES
                                           (as a percentage of average
                                         daily net asset value of shares
   NAME                         DATE        of the applicable Class)

Money Market Fund
   Investment A Shares          May 1, 1991          0.25
   Investment B Shares          April 26, 2000       0.75

Ohio Municipal Money Market Fund
   Investment A Shares          May 1, 1991          0.25

U.S. Treasury Money Market Fund
   Investment A Shares          May 1, 1991          0.25

Growth Fund
   Investment A Shares          May 1, 1991          0.25
   Investment B Shares          April 26, 2000       0.75

Ohio Tax-Free Fund
   Investment A Shares          May 1, 1991          0.25
   Investment B Shares          April 30, 2003       0.75

Fixed Income Securities Fund
   Investment A Shares          May 1, 1991          0.25
   Investment B Shares          April 26, 2000       0.75

Mortgage Securities Fund
   Investment A Shares          April 26, 2000       0.25
   Investment B Shares          April 30, 2003       0.75

Income Equity Fund
   Investment A Shares          January 30, 1997     0.25
   Investment B Shares          April 26, 2000       0.75

Short/Intermediate Fixed Income Securities Fund
   Investment A Shares          April 30, 2003       0.25

Michigan Tax-Free Fund
   Investment A Shares          March 31, 1998       0.25
   Investment B Shares          April 30, 2003       0.75

                                                    FEES
                                         (as a percentage of average
                                       daily net asset value of shares
   NAME                         DATE      of the applicable Class)

Intermediate Government Income Fund
   Investment A Shares          April 6, 1998        0.25
   Investment B Shares          April 30, 2003       0.75

Florida Tax-Free Money Fund
   Investment A Shares          October 21, 1998     0.25

Dividend Capture Fund
   Investment A Shares          March 1, 2001        0.25
   Investment B Shares          March 1, 2001        0.75

Rotating Markets Fund
   Investment A Shares          March 1, 2001        0.25

International Equity Fund
   Investment A Shares          March 1, 2001        0.25
   Investment B Shares          March 1, 2001        0.75

Mid Corp America Fund
   Investment A Shares          March 1, 2001        0.25
   Investment B Shares          March 1, 2001        0.75

New Economy Fund
   Investment A Shares          March 1, 2001        0.25
   Investment B Shares          March 1, 2001        0.75

Situs Small Cap Fund
   Investment A Shares          August 1, 2002       0.25
   Investment B Shares          August 1, 2002       0.75

Macro 100 Fund
   Investment A Shares          April 30, 2004       0.25
   Investment B Shares          April 30, 2004       0.75